SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)      November 25, 1996
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                            Pneumo Abex Corporation
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             (Exact Name of Registrant as Specified in its Charter)



     Delaware                       33-48904                   06-1238996
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(State or Other                  (Commission                  (IRS Employer
 Jurisdiction of                  File Number)             Identification No.)
 Incorporation)



Third Street and Jefferson Avenue, Camden, N.J.                      08104
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  (Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code          (609) 964-8840
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                          Mafco Worldwide Corporation
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         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

         On November 25, 1996, Mafco Consolidated Group, Inc., a Delaware corporation ("Mafco"), and Power Control Technologies, Inc., a Delaware corporation ("PCT"), consummated the transactions contemplated by a Stock and VSR Purchase Agreement (the "Purchase Agreement"), dated as of October 23, 1996, by and among Mafco, PCT and PCT International Holdings Inc., a Delaware corporation and wholly owned subsidiary of PCT ("Purchaser"). Pursuant to the Purchase Agreement, Purchaser acquired from Mafco, all the issued and outstanding shares (the "Shares") of capital stock of Flavors Holdings Inc., a Delaware corporation and wholly owned subsidiary of Mafco ("Flavors"), and 23,156,502 Value Support Rights (each a "VSR" and collectively, the "VSRs") issued pursuant to a Value Support Rights Agreement (the "VSR Agreement"), dated November 25, 1996, between Mafco and American Stock Transfer & Trust Company, as trustee. Flavors, through its wholly owned subsidiary Mafco Worldwide Corporation, a Delaware corporation ("Mafco Worldwide"), operates a licorice extract and other flavoring agents manufacturing and distributing business.

         In consideration for the Shares and VSRs, Purchaser paid Mafco cash in the amount of $180 million. In addition, Purchaser will pay Mafco deferred cash payments of $3.7 million on June 30, 1997 and $3.5 million on December 31, 1997. The source of funds for such payments was, and is anticipated to be, available cash.

         Each of the Purchase Agreement and VSR Agreement were unanimously approved by the Boards of Directors of Mafco and PCT and, in the case of PCT, by a Special Committee of independent directors formed for the purpose of considering the transaction. Mafco and certain of its affiliates beneficially own 36.4% of the outstanding shares of PCT common stock and officers of Mafco and certain of its affiliates constitute five of the eight members of PCT's Board of Directors.

         Immediately following the acquisition of Flavors, Purchaser contributed all outstanding shares of common stock of Pneumo Abex Corporation, a Delaware corporation ("Pneumo Abex"), to Flavors and Flavors contributed such shares to Mafco Worldwide, which resulted in Pneumo Abex becoming a wholly owned subsidiary of





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Mafco Worldwide. On November 25, 1996, Mafco Worldwide merged with and into
Pneumo Abex with Pneumo Abex being the surviving corporation, the directors of Mafco Worldwide becoming the directors of Pneumo Abex and Pneumo Abex becoming a wholly owned subsidiary of Flavors.

         As a result of the merger, Pneumo Abex assumed the obligations of Mafco Worldwide under a Credit Agreement, dated as of June 29, 1994, by and between Mafco Worldwide and The Chase Manhattan Bank, N.A., as agent (as amended, the "Credit Agreement"). Such obligations are guaranteed by Flavors. This guarantee is secured by a pledge of all the shares of common stock of Pneumo Abex owned by Flavors.

         A copy of each of the Purchase Agreement and the VSR Agreement is filed herewith as Exhibits 2.1 and 4.1, respectively, and each is incorporated herein by reference. The foregoing summary of each of the Purchase Agreement and the VSR Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements.


ITEM 5.  OTHER EVENTS

         The information set forth in Item 1 regarding the merger of Mafco Worldwide with and into Pneumo Abex is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)-(b)  Not applicable.

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(c)      Exhibits

2.1 Stock and VSR Purchase Agreement, dated as of October 23, 1996, by and among Mafco Consolidated Group Inc., Power Control Technologies,
         Inc. and PCT International Holdings Inc. (incorporated by reference from Exhibit 7 of the Mafco Consolidated Group Inc.'s Schedule 13D, dated October 25, 1996, filed with respect to Power Control Technologies, Inc.).

4.1 Value Support Rights Agreement, dated November 25, 1996, between Mafco Consolidated Group Inc. and American Stock Transfer & Trust Company, as the trustee (incorporated by reference from Exhibit 4.1 to Mafco Consolidated Group Inc.'s Current Report on Form 8-K filed on November 27, 1996).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 1996


                                       PNEUMO ABEX CORPORATION


                                       By: /s/ Joram C. Salig
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                                               Joram C. Salig
                                               Vice President and
                                               Assistant Secretary

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                                 EXHIBIT INDEX

Exhibit
  No.                             Description
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2.1           Stock and VSR Purchase Agreement, dated as of October 23, 1996, by and among Mafco Consolidated Group Inc., Power Control Technologies, Inc. and PCT International Holdings Inc. (in-corporated by reference from Exhibit 7 of the Mafco Consolidated Group Inc.'s Schedule 13D, dated October 25, 1996, filed with respect to Power Control Technologies, Inc.).

4.1 Value Support Rights Agreement, dated November 25, 1996, between Mafco Consolidated Group Inc. and American Stock Transfer & Trust Company, as the trustee (incorporated by reference from Exhibit
              4.1 to Mafco Consolidated Group Inc.'s Current Report on Form 8-K filed on November 27, 1996).

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